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                                                                    Exhibit 4.76

  SECOND AMENDMENT TO PROCUREMENT AND INSTALLATION AGREEMENT OF MSOAN DIVRE II YEAR 2005 PHASE II LOCATION DIVRE II NO. K.TEL.210/HK.820/ITS-00/2006 DATED 15
                                 SEPTEMBER 2006

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The Parties:            1.   TELKOM; and

                        2.   ZTE - Temasindo Consortium ("Consortium").

Preceding Agreements:   1.   Main Agreement No. K.TEL 197/HK-810/TCC-00/2005
                             dated 6 October 2005;

                        2. First Amendment No. KTEL 252/HK.820/TCC-00/2005 dated 30 December 2005.

Scope of agreement:     The Consortium agrees to procure and install the MSOAN
                        Divre II.

Deadline for
Work Completion:        Both parties agree that the deadline for work completion
                        for the final location is 24 March 2006.

Payment: The Consortium shall send its invoice to TELKOM with the following documents: (i) original receipt; (ii) tax invoice (faktur pajak); (iii) Minutes of the First Delivery and Acceptance; (iv) Insurance Policy and receipt of the first payment and copies of receipt for the following payment; (v) Maintenance Guarantee Transfer Proof (Tanda Bukti Setor Jaminan Pemeliharaan).
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